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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT, INC. LOGO]                      130 CHESHIRE LANE
                                                      MINNETONKA, MN 55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:

Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Friday, October 24, 2003

                         LAKES ENTERTAINMENT, INC. NAMED
                          AS A DEFENDANT IN LITIGATION


MINNEAPOLIS, OCTOBER 24, 2003 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced that it has been named as one of a number of defendants in a counterclaim filed in state court in Harris County, Texas by Willard Eugene Smith involving Kean Argovitz Resorts (KAR), related persons and entities. In the counterclaim, Smith asserts that, under an alleged oral agreement with Kevin Kean, he is entitled to a percentage of fees to be received by the KAR entities or principals relating to the Shingle Springs and Jamul casinos being developed by Lakes' subsidiaries in California. Smith also seeks recovery of damages and other relief from the KAR entities, Lakes and certain affiliates based on their conduct with respect to the alleged agreement.

Lakes believes the counterclaim against it is without merit and understands that the alleged agreement upon which Smith bases his claim was rendered null and void in a prior judgment issued against Smith by the Harris County, Texas state court in October 2000. Lakes acquired KAR's interests in the Shingle Springs and Jamul projects on January 30, 2003. In the buyout agreements between Lakes and certain KAR entities and related principals, the KAR entities represented to Lakes that the KAR entities and their affiliates had no continuing agreements with any third party relating to the Shingle Springs and Jamul projects and that no claims or rights of any third parties existed with respect to their rights in such projects. Lakes will vigorously defend against the allegations made against it and will pursue its indemnification rights against the KAR entities and their principals under the buyout agreements if necessary.

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being



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disputed by the Tribe. Additionally, the Company owns approximately 80% of World
Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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